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                                                                    Exhibit 10.5

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Certain confidential terms have been omitted from this exhibit pursuant to a request for confidential treatment of those terms filed with the Securities and Exchange Commission. Such confidential portions have been filed with the Securities and Exchange Commission and are denoted in this exhibit by an asterisk (*).
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                        SETTLEMENT AGREEMENT AND LICENSE

     This Settlement Agreement is being entered into by and between STORAGE COMPUTER CORPORATION ("Storage"), a Delaware corporation having its principal place of business in Nashua, New Hampshire, and HITACHI, LTD. ("Hitachi"), a corporation organized under the laws of Japan, having its principal place of business in Tokyo, Japan.

     WHEREAS, Storage and its subsidiary STORAGE COMPUTER UK LIMITED ("Storage UK") (collectively "SCC") commenced an action against HITACHI DATA SYSTEMS, LIMITED ("HDSL"), an ultimate subsidiary of Hitachi and a re-seller of Hitachi's computer data storage products, in the High Court of Justice, Chancery Division, Patents Court, Docket No. HC01, No. 01244, London, England, alleging infringement of Patents Nos. EP (UK) 0 294 287 (the "187 Patent") and EP (UK) 0 539 494 ("the `494 Patent") (the "litigation");

     WHEREAS, the litigation was resolved in the first instance by Judgment given by the Honorable Mr. Justice Pumfrey on 21 August 2002 wherein the Court found both patents-in-suit invalid and not infringed;

     WHEREAS, SCC has informed Hitachi of its intention to appeal at least a portion of the Judgment of Mr. Justice Pumfrey;

     WHEREAS, pursuant to English law and procedure, SCC is required to bear certain litigation fees and costs of HDSL in an amount to be fixed by the Court in due course; and

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     WHEREAS, the parties wish amicably to resolve the litigation at this point along with all other issues and disputes, past and future, with respect to all patents held by SCC.

     NOW, THEREFORE, in consideration of the covenants and licenses herein expressed, it is agreed as follows:

     1. SCC releases HDSL, its parents (including Hitachi), subsidiaries, divisions, affiliates, officers, directors or employees thereof from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, bonds and demands whatsoever in law or equity, arising out of or relating to any letters patent, domestic or foreign, now, or at any time, owned or controlled by SCC or on which SCC has or has had the right to sue. For the avoidance of doubt, this release extends to suppliers to and customers of HDSL, its parents (including Hitachi), subsidiaries, divisions and affiliates, but only insofar as any claim against them is based on products made for or products acquired from HDSL, its parents (including Hitachi), subsidiaries, divisions or affiliates.

     2. SCC hereby grants to HDSL, its parents (including Hitachi), subsidiaries and affiliates, a worldwide fully-paid-up, irrevocable, non-exclusive, non-transferable license to make, have made, use, sell or offer for sale or otherwise distribute products covered in whole or in part by any letters patent, domestic or foreign, including any continuations, continuations-in-part or re-issues of such patents, having an effective filing date prior to October 1, 2002 and owned or controlled by SCC or on which SCC has the right to sue. For the avoidance of doubt, this license includes products made for third party resellers under their own names and trademarks, whether existing now or in the future.

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     3. Hitachi will cause HDSL not to oppose any appeal or application that SCC pursues against the aforementioned Judgment of Mr. Justice Pumfrey or any orders subsequent thereto.

     4. In the event that an appeal by SCC of the aforementioned Judgment of Mr. Justice Pumfrey, or any orders subsequent thereto, results in a reversal of such Judgment with respect to both the finding of invalidity with respect to the `287 Patent and the finding that Hitachi's accused products do not infringe the `287 Patent, Hitachi will pay to Storage the sum of USD$2,400,000.00.

     5. In the event that an appeal by SCC of the aforementioned Judgment of Mr. Justice Pumfrey , or any orders subsequent thereto, results in a reversal of such Judgment with respect to the finding of invalidity with respect to the `287 patent, but not with respect to the finding that Hitachi's accused products do not infringe the `287 patent, Hitachi will pay to Storage the sum of USD$1,000,000.00.

     6. Payments under paragraphs 4 or 5 above shall be made within 30 days following notice by SCC to Hitachi of said decision of the Court of Appeal. Said payments will be made by wire transfer to an account to be designated by Storage in writing and will be made net of any taxes, withholding or other charges or deductions.

     7. SCC hereby waives any and all rights whether existing or future against HDSL and Hitachi in connection with the litigation or any related appeal, including any right to recover costs, fees or other payments or to enforce any previous or subsequent order of the English Court against HDSL or Hitachi, and SCC will not seek any award of costs, fees or other payments or other order against HDSL or Hitachi in connection with the litigation or any related appeal.

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     8. Hitachi will cause HDSL to waive any and all rights whether existing or future against SCC in connection with the litigation or any related appeal, including any right to recover costs, fees or other payments or to enforce any order of the Court, and Hitachi will cause HDSL not to seek any award of costs, fees or other payments or other order against SCC in connection with the litigation or any related appeal.

     9. Hitachi will cause HDSL to give notice of a withdrawal the oppositions filed with the European Patent Office with respect to the grant of the two patents at issue in the litigation.

     10. Promptly after the execution of this Settlement Agreement and License, Hitachi will cause HDSL to return and/or cancel the bond/the bank guarantee for UK(pound)625,000 provided by SCC as security for costs in the litigation.

     11. *

     12. Any notices or designations to be given pursuant to this Agreement are to be sent by facsimile and international courier to:

          If to Storage:

               *

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          with a copy to:

               *

          If to Hitachi:

               *

          with a copy to:

               *

     13. This Agreement constitutes the entire agreement between the parties hereto and may not be modified, changed or supplemented, except in a writing signed by all of the parties hereto. This Agreement is subject to and shall be construed and enforced in accordance with the laws of England and Wales. Any action for a breach of this Agreement shall be brought before the English High Court, the jurisdiction of which is admitted by the parties for this purpose.

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          14. The parties hereto agree that they will exercise reasonable efforts to maintain the terms of this Settlement Agreement and License confidential, and no public announcement or disclosure regarding the terms and conditions of this Agreement shall be made, except as follows:

          (a) If, as, and when, in any future litigation or license negotiations with respect to any patent right of SCC, SCC shall have the right to disclose the terms of this Agreement to a third party provided such disclosure is under a protective order of the applicable court or is disclosed under an appropriate confidentiality agreement with said third party.

          (b) The parties hereto may disclose as much of the substance of this Agreement as may be necessary to dispose of the litigation and/or to comply with a government regulation or an order or procedure of any court having jurisdiction, but confidentiality should be preserved to the extent permitted by the government agency or the court.

     15. Storage gives Hitachi a warranty that Storage UK has agreed to be bound by the terms of this Agreement.

     The parties hereto have caused this Agreement to be executed in multiple counterparts as of the dates shown below.

                                    STORAGE COMPUTER CORPORATION

Dated:  October 14, 2002            By:  /s/ THEODORE J. GOODLANDER
                                         ---------------------------------------
                                         Title:  COB & CEO

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ATTEST:

/s/ WILLIAM O. FIFIELD
-------------------------------
William O. Fifield
Attorney for Storage Computer Corporation

                                   HITACHI, LTD.

Dated:  October 10, 2002           By:  /s/ NAOYA TAKAHASHI
                                        ----------------------------------------
                                        Naoya Takahashi
                                        Division President
                                        Disk Array Systems Division
                                        Information & Telecommunications Systems

ATTEST:

/s/ CARL W. SCHWARZ
-------------------------------
Carl W. Schwarz
Attorney for Hitachi, Ltd.

1205404.1

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